DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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            The Dreyfus/Laurel Funds, Inc.

-          Dreyfus Core Equity Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DREYFUS CORE EQUITY FUND
c/o The Dreyfus Corporation
200 Park Avenue
New York, NY 10166

“POTENTIAL EFFICIENCIES AND LOWER EXPENSE RATIOS ARE ANTICIPATED IN

THE PROPOSED FUND MERGER, BUT FIRST WE MUST HEAR FROM YOU.”

May 15, 2018

Dear Shareholder:

As you know, management of The Dreyfus Corporation recommended, and the Board of Directors for Dreyfus Core Equity Fund (the "Fund") unanimously approved, the merger of the Fund into Dreyfus Worldwide Growth Fund (the “Acquiring Fund”). The Acquiring Fund, with $643.5 million in assets as of February 28, 2018, is a much larger fund then the Fund, which had $172.0 in assets as of February 28, 2018. This merger will offer Fund shareholders certain potential benefits, including:

1.	The larger combined fund will have in excess of $815 million in assets
2.	The larger combined fund will have lower total annual expense ratios than the Fund
3.	The funds have substantially similar investment management policies
4.	The larger combined fund will benefit from more efficient portfolio management and will eliminate duplication of resources and costs to manage each fund independently
5.	The funds have comparable performance records

WHAT DO WE NEED FROM YOU?

While the merger offers many potential benefits to Fund shareholders, the merger cannot be implemented without obtaining the required authorization from Fund shareholders. Accordingly, your vote is crucial.

Enclosed you will find a proxy card and business reply envelope. The proxy card includes information about the Special Meeting of Shareholders which is being held to present this proposal and instructions on how to vote on this matter.

With the proxy campaign underway, we are already seeing an overwhelmingly favorable response; however, the Fund has not received the necessary votes to meet the vote requirement. Unless a sufficient number of votes are obtained, the merger cannot take place.

AT THIS POINT, WE HAVE NOT RECEIVED YOUR VOTE AND WOULD GREATLY APPRECIATE YOU ACTING ON THIS MATTER TODAY. Please take a moment to review the proposal on the enclosed proxy card and in the Prospectus/Proxy Statement and vote using one of the convenient methods described below. For further information about the proposed merger or how to vote, you can reach us at 1-877-478-5047.

For more details on the proposed merger, including the risks associated with investments in the funds, please refer to the Prospectus/Proxy Statement. You may obtain another copy of the statement by contacting us at 1-877-478-5047.

We greatly appreciate your consideration and investment with the Dreyfus Family of Funds.

VOICE YOUR SAY ON THIS MATTER NOW.

1.

BY PHONE. You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and following the prerecorded information, or 1-877-478-5047 to cast your vote with a live proxy specialist, quickly and easily.

2.	INTERNET. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.
3.	VIA MAIL. You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.